TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of January 26 2005, by and between NUWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

      WHEREAS, on December 22, 2003, the Company issued to the Investor that certain $3,300,000 Secured Convertible Debenture (the "Debenture"), and the Investor advanced such funds to the Company.

      WHEREAS, on the date hereof, the Company issued a Secured Promissory Note (the "Note") in a principal amount of $3,481,273.85 to replace and supersede the Debenture and all amounts owed to the Investor under the Debenture.

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in Debenture and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. The Debenture is hereby terminated, as are the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Debenture.

      2. Redemption. Section 1.03 of the Debenture relating to redemption shall not be applicable to this Termination Agreement and no additional redemption premium shall be due to the Investor under the Debenture.

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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

                                           NUWAVE TECHNOLOGIES, INC.


                                           By: /s/ George D. Kanakis
                                               ---------------------------------
                                           Name     George D. Kanakis
                                           Title:   President

                                           CORNELL CAPITAL PARTNERS, LP

                                           BY:      YORKVILLE ADVISORS, LLC
                                           ITS:     GENERAL PARTNER


                                                    By: /s/ Mark A. Angelo
                                                        ------------------------
                                                    Name     Mark Angelo
                                                    Title:   Managing Member